                                                                EXHIBIT (a)(3)

BT ALEX. BROWN INCORPORATED
130 LIBERTY STREET, 30TH FLOOR
NEW YORK, NEW YORK 10006

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF

                            ATC GROUP SERVICES INC.
                                      AT
                             $12.00 NET PER SHARE
                                      BY
                               ACQUISITION CORP.
                           AN INDIRECT SUBSIDIARY OF

                 WPG CORPORATE DEVELOPMENT ASSOCIATES V, L.P.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
           TIME, ON JANUARY 21, 1998, UNLESS THE OFFER IS EXTENDED.


                                                               December 4, 1997

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We have been appointed by Acquisition Corp., a Delaware corporation (the "Offeror"), a wholly owned subsidiary of Acquisition Holdings, Inc., a Delaware Corporation ("Parent"), which is wholly owned by WPG Corporate Development Associates V, L.P., a Delaware limited partnership (the "WPG Fund") to act as Dealer Manager in connection with the Offeror's offer to purchase all outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of ATC Group Services Inc., a Delaware corporation (the "Company"), at a purchase price of $12.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 4, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer") enclosed herewith. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of November 26, 1997, among Parent, the Offeror and the Company (the "Merger Agreement"). Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depository or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

  Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

  Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

    1. The Offer to Purchase, dated December 4, 1997.

    2. The Letter of Transmittal to tender Shares for your use and for the information of your clients facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.
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    3. The Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company and mailed to the stockholders of the Company.

    4. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

    5. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name, with space provided for obtaining such clients' instructions with regard to the Offer.

    6. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

    7. A return envelope addressed to the Depository.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE, PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 21, 1998 UNLESS THE OFFER IS EXTENDED.

  Please note the following:

    1. The tender price is $12.00 per Share, net to the seller in cash without interest.

    2. The Offer is being made for all of the outstanding Shares.

    3. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on January 21, 1998, unless the Offer is extended (the "Expiration Date").

    4. The Offer is conditioned upon, among other things (i) there being validly tendered and not withdrawn prior to the Expiration Date that number of Shares constituting a majority of the outstanding Shares (determined on a fully diluted basis for all outstanding stock options and any other rights to acquire Shares); (ii) the Offeror having received financing in amounts sufficient to consummate the Offer and the Merger (as defined in the Offer to Purchase), including, without limitation, (a) to pay, with respect to all common stock in the Merger, the Merger Consideration (as defined in the Offer to Purchase), (b) to refinance the outstanding indebtedness of the Company, (c) to pay any fees and expenses in connection with the Offer and the Merger or the financing thereof and (d) to provide for the working capital needs of the Company following the Merger, including, without limitation, if applicable, letters of credit; (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iv) the satisfaction of certain other terms and conditions. See Section 15 of the Offer to Purchase.

    5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

  In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) or other required documents should be sent to the Depositary and (ii) Certificates representing the tendered Shares or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) should be delivered to the Depositary in accordance with the instructions set forth in the Offer.

  If holders of Shares wish to tender, but it is impracticable for them to forward their Certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in
Section 2 of the Offer to Purchase.

  Neither the Offeror, the Parent nor any officer, director, stockholder, agent or other representative of the Offeror will pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager,

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the Depositary and the Information Agent as described in the Offer to
Purchase) for soliciting tenders of Shares pursuant to the Offer. The Offeror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Offeror will pay or cause to be paid any transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Any inquiries you may have with respect to the Offer should be addressed to MacKenzie Partners, Inc., the Information Agent for the Offer, 156 Fifth Avenue, New York, New York 10010, (800) 322-2885 (toll-free) or BT Alex. Brown Incorporated, the Dealer Manager for the Offer, at 130 Liberty Street, 30th Floor, New York, New York 10006, (212) 250-2500 (call collect).

  Requests for additional copies of the enclosed materials may be directed to the Information Agent at the above address and telephone number.

                                          Very truly yours,

                                          BT Alex. Brown Incorporated

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE PARENT, THE OFFEROR, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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